Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Mapi-Pharma Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/Somekh Chaikin
Certified Public Accountants (Isr.)
A Member Firm of KPMG International

Tel Aviv, Israel
July 23, 2014